As filed with the Securities and Exchange Commission on March 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	6324	61-0647538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 West Main Street

Louisville, Kentucky 40202

(502) 580-1000

(Address and telephone number of principal executive offices)

Joseph C. Ventura

Chief Legal Officer

Humana Inc.

500 West Main Street

Louisville, Kentucky 40202

(502) 580-1000

(Name, address, and telephone number of agent for service)

Copies to:

Joshua Wechsler Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Mark A. Brod Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities (3)	—	—	—	$0
Preferred Stock (3)	—	—	—	$0
Depositary Shares (3) (4)	—	—	—	$0
Common Stock, par value $.16-2/3 per share (3)	—	—	—	$0
Securities Warrants (3)	—	—	—	$0
Total	—	—	—	$0

(1)	We will determine these amounts from time to time in connection with issuances of securities registered under this registration statement.
(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”

(3)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(4)

Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

Prospectus

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Securities Warrants

We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus.

We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

Our common stock is quoted on the New York Stock Exchange under the symbol “HUM.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus. You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

In this prospectus “we,” “us,” “our” and “Humana” refer to Humana Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Incorporation of Certain Documents by Reference” below.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may include both historical and forward-looking statements. These forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. When used in this prospectus, any prospectus supplement and any documents we incorporate by reference, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including the information set forth under “Risk Factors” in documents incorporated by reference in this prospectus and any applicable prospectus supplement.

Some of the risks which may be relevant to us could include:

•

If we do not design and price our products properly and competitively, if the premiums we receive are insufficient to cover the cost of health care services delivered to our members, if we are unable to implement clinical initiatives to provide a better health care experience for our members, lower costs and appropriately document the risk profile of our members, or if our estimates of benefits expense are inadequate, our profitability may be materially adversely affected. We estimate the costs of our benefits expense payments, and design and price our products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. We continually review estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and make necessary adjustments to our reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, our reserves may be insufficient.

•

If we fail to effectively implement our operational and strategic initiatives, particularly our Medicare initiatives and our state-based contracts strategy, our business may be materially adversely affected, which is of particular importance given the concentration of our revenues in these products. In addition, there can be no assurances that we will be successful in maintaining or improving our Star ratings in future years.

•

If we fail to properly maintain the integrity of our data, to strategically maintain existing or implement new information systems, to protect our proprietary rights to our systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt our operations or in the unintended dissemination of sensitive personal information or proprietary or confidential information, our business may be materially adversely affected.

•

We are involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to us, could result in substantial monetary damages or changes in our business practices. Increased litigation and negative publicity could also increase our cost of doing business.

•

As a government contractor, we are exposed to risks that may materially adversely affect our business or our willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of our Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which we participate. Changes to the risk-adjustment model utilized by the Centers for Medicare and Medicaid Services, or CMS, to adjust premiums paid to Medicare Advantage plans according to the health status of covered members, including proposed changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on our operating results, financial position and cash flows.

•

Our business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase our cost of doing business and may have a material adverse effect on our results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting our ability to expand into new markets, increasing our medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering our Medicare payment rates and increasing our expenses associated with a non-deductible health insurance industry fee and other assessments); our financial position (including our ability to maintain the value of our goodwill); and our cash flows.

•

Any failure by us to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on our results of operations, financial position, and cash flows.

•	If we fail to develop and maintain satisfactory relationships with the providers of care to our members, our business may be adversely affected.

•	Our pharmacy business is highly competitive and subjects us to regulations and supply chain risks in addition to those we face with our core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect our financial performance.

•	Our ability to obtain funds from certain of our licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in our debt ratings, should they occur, may adversely affect our business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect our business.

•

The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks we face, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to us of COVID-19.

We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and any prospectus supplement might not occur. There may also be other risks that we are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov. Our common stock is listed on the New York Stock Exchange and all such material filed by us with the New York Stock Exchange also can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

We also make available free of charge on or through our Internet web site (http://www.humana.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file these materials with the SEC. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Humana Inc., 500 West Main Street, Louisville, Kentucky 40202, Attn: Investor Relations; Phone: (502) 580-1000.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the SEC’s Internet web site as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 18, 2021;

•	our Current Report on Form 8-K filed on February 18, 2021; and

•	the description of our common stock in our Registration Statement on Form 8-A filed on March 1, 1999.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

500 West Main Street

Louisville, Kentucky 40202

(502) 580-1000

Attn: Investor Relations

You may also obtain a copy of these filings from our Internet web site at www.humana.com. Please note, however, that the information on our Internet web site, other than the documents listed or described above, is not intended to be incorporated in this prospectus by reference and should not be considered a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any supplemental prospectus, or in any document incorporated by reference herein or therein, is accurate as of any date other than the date on the front of those documents.

OUR COMPANY

Headquartered in Louisville, Kentucky, we are a leading health and well-being company committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large. To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools, such as in home care, behavioral health, pharmacy services, data analytics and wellness solutions, combine to produce a simplified experience that makes health care easier to navigate and more effective.

As of December 31, 2020, we had approximately 17 million members in our medical benefit plans, as well as approximately 5 million members in our specialty products. During 2020, 83% of our total premiums and services revenue were derived from contracts with the federal government, including 14% derived from our individual Medicare Advantage contracts in Florida with CMS under which we provide health insurance coverage to approximately 728,300 members as of December 31, 2020.

We manage our business with three reportable segments: Retail, Group and Specialty, and Healthcare Services. Beginning January 1, 2018, we exited the individual commercial fully-insured medical health insurance business, as well as certain other business in 2018, and therefore no longer report separately the Individual Commercial segment and the Other Businesses category in the current year. Previously, the Other Businesses category included businesses that were not individually reportable because they did not meet the quantitative thresholds required by generally accepted accounting principles, primarily our closed-block of commercial long-term care insurance policies which were sold in 2018. The reportable segments are based on a combination of the type of health plan customer and adjacent businesses centered on well-being solutions for our health plans and other customers, as described below. These segment groupings are consistent with information used by our Chief Executive Officer, the Chief Operating Decision Maker, to assess performance and allocate resources.

The Retail segment consists of Medicare benefits, marketed to individuals or directly via group Medicare accounts. In addition, the Retail segment also includes our contract with CMS to administer the Limited Income Newly Eligible Transition, or LI-NET, prescription drug plan program and contracts with various states to provide Medicaid, dual eligible, and Long-Term Support Services benefits, which we refer to collectively as our state-based contracts. The Group and Specialty segment consists of employer group commercial fully-insured medical and specialty health insurance benefits marketed to individuals and employer groups, including dental, vision, and other supplemental health benefits, as well as administrative services only, or ASO products. In addition, our Group and Specialty segment includes our military services business, primarily our TRICARE T2017 East Region contract. The Healthcare Services segment includes services offered to our health plan members as well as to third parties, including pharmacy solutions, provider services, and clinical care service, such as home health and other services and capabilities to promote wellness and advance population health, including our non-consolidating minority investment in Kindred at Home and the strategic partnership with WCAS to develop and operate senior-focused, payor-agnostic, primary care centers.

Our principal executive offices are located at 500 West Main Street, Louisville, Kentucky 40202, the telephone number at that address is (502) 580-1000.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The four sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our debt securities, which may be senior or subordinated;

•	our preferred stock and depositary shares representing fractional shares of our preferred stock;

•	our common stock; and

•	warrants to purchase our debt securities, preferred stock, depositary shares and common stock.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the information in the prospectus supplement should be read as superseding the information in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Current Report on Form 8-K or otherwise.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “—Global Securities” below.

Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “—Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “—Legal Ownership of Securities-Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•

DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•

brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities” above.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture, in each case as supplemented, if applicable. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York). We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock, depositary shares or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our parent company, Humana Inc., and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any or specified senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	the denominations in which any registered securities will be issuable, and the denominations in which any bearer securities will be issuable;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	information with respect to events of default or covenants relating to the debt securities;

•	if a person other than The Bank of New York Mellon Trust Company, N.A. is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	provisions for the satisfaction and discharge of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including our subsidiaries; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at premium, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES REPRESENTING FRACTIONAL OR MULTIPLE SHARES OF PREFERRED STOCK

We may issue preferred stock from time to time in one or more distinct series. We will include in a supplement to this prospectus the specific terms of each series of preferred stock being offered, including the terms, if any, on which a series of preferred stock may be convertible into or exchangeable for common stock or debt securities. The statements and descriptions of the terms of the preferred stock in this section and any prospectus supplement is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and the applicable prospectus supplement will set forth the terms of each series of preferred stock, including, if applicable:

•	the distinctive serial designation and the number of shares;

•

the dividend rate or rates, whether dividends will be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•

the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•

whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•

whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•

any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as will not be inconsistent with the provisions of our certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE COMMON STOCK

The following description of our common stock and provisions of our certificate of incorporation and by-laws are only summaries. For a complete statement of the terms and rights of our common stock, you should review the description of our common stock in the Form 8-A, which we have incorporated by reference, our certificate of incorporation and by-laws, which we have filed as exhibits to the registration statement of which this prospectus is a part, and Delaware corporate law.

General

We are authorized to issue up to 300,000,000 shares of common stock, par value $.16 2/3 per share. As of February 28, 2021, 129,012,413 shares of common stock were issued and outstanding and held of record by approximately 1,927 stockholders. There were outstanding options to purchase 407,027 shares of our common stock as of February 28, 2021. In addition, there were up to 16,082,327 shares of our common stock available for issuance under both our 2011 and 2019 Amended and Restated stock incentive plan for directors, officers, employees and consultants as of that date. The outstanding shares of our common stock are fully paid and non-assessable.

Our common stock is traded on the New York Stock Exchange under the symbol “HUM.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Subject to any preferential rights of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive, to the extent permitted by law, dividends as and when declared by our board of directors. In the event of the liquidation or dissolution of our company, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. In April 2011, our Board of Directors approved the initiation of a quarterly cash dividend policy. Declaration and payment of future dividends is at the discretion of our Board of Directors, and may be adjusted as business or market conditions change.

Each share of our common stock is entitled to one vote with respect to matters brought before the stockholders. All voting is on a non-cumulative basis. All of our directors are elected at the annual meeting of our stockholders. Under our certificate of incorporation, neither our board of directors nor our stockholders may authorize the election of directors by cumulative voting or classify our directors by terms differing in dated of expiration without unanimous approval of our stockholders.

Our by-laws provide that nominees for director are elected by a majority vote standard in uncontested elections, and by a plurality vote standard in contested elections. We have a resignation policy applicable to any nominee who is an incumbent director who fails to be re-elected in an uncontested election. Any director may be removed from office, either with or without cause, by the affirmative vote of the holders of a majority of all of the shares of stock outstanding and entitled to vote for the election of directors.

There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock.

The rights and privileges of our common stock will be subordinate to the rights and preferences of any of our preferred stock that we may issue in the future.

Proxy Access

Our by-laws permit a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of our board of directors, provided that the stockholders and nominees satisfy the requirements specified in our by-laws.

Anti-Takeover Effects of Delaware Law and Certain Provisions of Our Certificate of Incorporation and By-Laws

The provisions of Delaware law, our certificate of incorporation and by-laws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock. These provisions, described below, could deprive the stockholders of opportunities to realize a premium on the shares of our common stock owned by them.

Delaware Anti-Takeover Statute. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner or another prescribed exemption applies. Generally, a “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder, and an “ interested stockholder” is defined as any person or entity, together with its affiliates and associates, that is, at any time within the past three years was, the beneficial owner of at least 15% of a corporation’s outstanding voting stock. The statute could prohibit or delay mergers or other takeovers or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Voting Requirements for Business Combinations. The DGCL generally provides that, subject to certain exceptions, the affirmative vote of a majority of the shares of a Delaware corporation entitled to vote on any matter is required to approve mergers, consolidations or the sale of all or substantially all of such corporation’s assets unless otherwise provided in such corporation’s certificate of incorporation.

Article Eleventh of our certificate of incorporation provides that the affirmative vote of three-fourths of our outstanding shares entitled to vote thereon will be required for our stockholders to:

•	adopt any agreement for the merger or consolidation of us with or into a related company or an affiliate of a related company;

•	authorize the sale or lease of all or substantially all of our assets to a related company or affiliate of a related company; or

•	authorize the sale or lease to us or any of our subsidiaries of any assets of a related company or an affiliate of a related company in exchange for our equity securities.

The foregoing provision is not applicable to any such transaction if our board of directors approves the applicable transaction with a related company or affiliate prior to the time that the related company or affiliate became a holder of more than 5% of any class of our equity securities.

Under Article Eleventh of our certificate of incorporation,

•

a “related company” in respect of any given transaction is any company, person or other entity which by itself or together with its affiliates and associates is the beneficial owner, directly or indirectly, of more than 5% of any class of our equity securities as of the record date for the determination of stockholders entitled to vote on such transactions;

•

an “affiliate” of a related company is any company, person or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the related company; and

•

an “associate” of a related company is any officer, director or beneficial owner, directly or indirectly, of 5% or more of any class of equity securities of such related company or any of its affiliates.

The provisions of Article Eleventh of our certificate of incorporation may not be amended without the affirmative vote of three-fourths of our outstanding shares entitled to vote thereon.

Advanced Notice Procedures for Stockholder Proposals and Director Nominations. Our by-laws set forth advance notice provisions with respect to stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders or special meeting of stockholders called by our board of directors for that purpose. Our by-laws also specify various requirements as to the timing, form and content of a stockholder’s notice.

Special Meetings. Special meetings of our stockholders may be held if our board of directors, its chairman, our chief executive officer or our president calls a meeting. However, these persons must call a meeting if stockholders owning one-fourth of our shares then issued and outstanding and entitled to vote on matters to be submitted to our stockholders request in writing that a meeting be held, subject to certain requirements specified in our by-laws.

Preferred Stock. The ability of our board of directors to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may discourage, delay, defer or prevent a change of control of us.

DESCRIPTION OF THE SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

If securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the date on and after which the holder of the securities warrants can transfer them separately from any other securities that were offered in conjunction with the warrants;

•

the terms of the senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock into which the securities warrants are exercisable as previously described under “Description of the Debt Securities,” “Description of the Preferred Stock and the Depositary Shares Representing Fractional or Multiple Shares of Preferred Stock” and “Description of the Common Stock,” as applicable;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

PLAN OF DISTRIBUTION

General

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters, dealers and agents who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All such expenses are estimated.

Amount
SEC registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Trustee’s fees and expenses	$(2)
Blue sky fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)

Total:	$(2)

(1)	Deferred in reliance on Rules 456(b) and 457(r).
(2)	The amount of these expenses are not presently known.

Item 15. Indemnification of Officers and Directors

The Registrant’s Restated Certificate of Incorporation and by-laws, as amended, include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the “Delaware Law”) and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary.

Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase or redemption.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act of 1933, as amended or otherwise.

Any underwriting agreements that we may enter into will likely provide for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1**	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Humana Inc. filed with the Secretary of State of Delaware on November 9, 1989, as restated to incorporate the amendment of January 9, 1992, and the correction of March 23, 1992 (incorporated by reference to Exhibit 4(i) to the Company’s Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (Reg. No. 33-49305) filed February 2, 1994).

4.2	Amended and Restated By-laws, effective as of December 14, 2017 (incorporated herein by reference to Exhibit 3(b) to the Company’s Current Report on Form 8-K filed on December 14, 2017).

4.3	Indenture, dated as of August 5, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York), as trustee, relating to the senior debt securities (incorporated herein by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 001-05975)

4.4	First Supplemental Indenture, dated as of August 5, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York), as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 001-05975)

4.5	Second Supplemental Indenture, dated as of May 31, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 31, 2006, File No. 001-05975)

4.6	Third Supplemental Indenture, dated as of June 5, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 5, 2008, File No. 001-05975)

4.7	Fourth Supplemental Indenture, dated as of June 5, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 5, 2008, File No. 001-05975

4.8	Fifth Supplemental Indenture, dated as of December 10, 2012, by and between Humana Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 10, 2012, File No. 001-05975).

Exhibit Number	Description of Document

4.9	Sixth Supplemental Indenture, dated as of December 10, 2012, by and between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 10, 2012, File No. 001-05975).

4.10	Seventh Supplemental Indenture, dated as of September 19, 2014, by and between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 19, 2014).

4.11	Eighth Supplemental Indenture, dated as of September 19, 2014, by and between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 the Company’s Current Report on Form 8-K filed on September 19, 2014).

4.12	Ninth Supplemental Indenture, dated as of September 19, 2014, by and between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on September 19, 2014).

4.13	Tenth Supplemental Indenture, dated as of March 16, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 16, 2017).

4.14	Eleventh Supplemental Indenture, dated as of March 16, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 16, 2017).

4.15	Twelfth Supplemental Indenture, dated as of December 21, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 21, 2017).

4.16	Thirteenth Supplemental Indenture, dated as of December 21, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report filed on December 21, 2017).

4.17	Fourteenth Supplemental Indenture, dated August 15, 2019, between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 15, 2019).

4.18	Fifteenth Supplemental Indenture, dated August 15, 2019, between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on August 15, 2019).

4.19	Sixteenth Supplemental Indenture, dated March 26, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 27, 2020).

4.20	Seventeenth Supplemental Indenture, dated March 26, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 27, 2020).

4.21	Indenture, dated as of March 30, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, relating to the subordinated debt securities (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-132878) filed March 31, 2006).

4.22**	Form of Senior Debt Security.

4.23**	Form of Subordinated Debt Security.

4.24**	Form of Certificate of Designation.

Exhibit Number	Description of Document

4.25**	Form of Common Stock Warrant Agreement.

4.26**	Form of Common Stock Warrant Certificate.

4.27**	Form of Preferred Stock Warrant Agreement.

4.28**	Form of Preferred Stock Warrant Certificate.

4.29**	Form of Debt Securities Warrant Agreement.

4.30**	Form of Debt Securities Warrant Certificate.

4.31**	Form of Depositary Agreement.

4.32**	Form of Depositary Receipt.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (See Exhibit 5.1.).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on the signature page herein).

25.1*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee on Form T-1 for the Indenture, dated as of August 5, 2003.

25.2*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee on Form T-1 for the Indenture, dated as of March 30, 2006.

*	Filed herewith
**	To be filed by an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, County of Jefferson, Commonwealth of Kentucky, on March 9, 2021.

HUMANA INC. (Registrant)

By:
/s/ Brian A. Kane
Brian A. Kane
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Broussard and Brian A. Kane his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and any and all additional registration statements filed under Securities and Exchange Commission Rule 462(b), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian A. Kane	Chief Financial Officer (Principal Financial Officer)	March 9, 2021
Brian A. Kane

/s/ Cynthia H. Zipperle Cynthia H. Zipperle	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 9, 2021

/s/ Bruce D. Broussard Bruce D. Broussard	President and Chief Executive Officer, Director (Principal Executive Officer)	March 9, 2021

/s/ Kurt J. Hilzinger	Chairman of the Board	March 9, 2021
Kurt J. Hilzinger

/s/ Frank J. Bisignano	Director	March 9, 2021
Frank J. Bisignano

/s/ Frank A. D’Amelio	Director	March 9, 2021
Frank A. D’Amelio

/s/ Raquel C. Bono	Director	March 9, 2021
Raquel C. Bono, M.D., M.P.H., M.Sc.

/s/ Wayne A. I. Frederick	Director	March 9, 2021
Wayne A. I. Frederick, M.D.

/s/ David A. Jones, Jr.	Director	March 9, 2021
David A. Jones, Jr.

/s/ William J. McDonald	Director	March 9, 2021
William J. McDonald

Signature	Title	Date

/s/ John W. Garratt	Director	March 9, 2021
John W. Garratt

/s/ Karen W. Katz	Director	March 9, 2021
Karen W. Katz

/s/ James J. O’Brien	Director	March 9, 2021
James J. O’Brien

/s/ Marissa T. Peterson	Director	March 9, 2021
Marissa T. Peterson

/s/ Marcy S. Klevorn	Director	March 9, 2021
Marcy S. Klevorn

/s/ Jorge S. Mesquita	Director	March 9, 2021
Jorge S. Mesquita